     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 2003
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                URS CORPORATION
           (and certain subsidiaries identified in footnote below(*)
             (Exact name of registrant as specified in its charter)

                          DELAWARE                                                    94-1381538
              (State or other jurisdiction of                            (I.R.S. employer identification no.)
               incorporation or organization)

                             ---------------------
                       600 MONTGOMERY STREET, 25TH FLOOR
                      SAN FRANCISCO, CALIFORNIA 94111-2727
                                 (415) 774-2700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                               KENT P. AINSWORTH
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                URS CORPORATION
                       600 MONTGOMERY STREET, 25TH FLOOR
                      SAN FRANCISCO, CALIFORNIA 94111-2727
                                 (415) 774-2700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:
                              SAMUEL M. LIVERMORE
                              VIRGINIA C. EDWARDS
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 693-2000
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                             ---------------------
    THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                     TITLE OF CLASS OF                             PROPOSED MAXIMUM                AMOUNT OF
                SECURITIES TO BE REGISTERED                  AGGREGATE OFFERING PRICE(1)      REGISTRATION FEE(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share(3)..................              --                           --
Preferred Stock, par value $0.01 per share(3)...............              --                           --
Depositary Shares(4)........................................              --                           --
Warrants(5).................................................              --                           --
Debt Securities(6)..........................................              --                           --
Total.......................................................        $75,000,000(7)                   $6,068
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

                                                        (footnotes on next page)

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                      TITLE OF SHARES                              PROPOSED MAXIMUM                AMOUNT OF
                      TO BE REGISTERED                       AGGREGATE OFFERING PRICE(1)      REGISTRATION FEE(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock to be sold by selling stockholders.............         $175,000,000                   $14,158
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(2) Calculated pursuant to Rule 457(o) of the Securities Act.

---------------
(*) The following subsidiaries of URS Corporation are co-registrants and are incorporated or organized in the states and have the I.R.S. employer identification numbers indicated: Aman Environmental Construction, Inc., a California corporation (95-4415779); Banshee Construction Company, Inc., a California corporation (33-0735448); Cleveland Wrecking Company, a California corporation (95-462814); URS Resources, LLC, a Delaware limited liability company (16-1627792); O'Brien-Kreitzberg Inc., a California (94-3213883); Radian International LLC, a Delaware limited liability company (74-2770842); Signet Testing Laboratories, Inc., a Delaware corporation (94-3297332); URS Construction Services, Inc., a Florida corporation (59-3662286); URS Corporation, a Nevada corporation (94-1716908); URS Corporation Great Lakes, a Michigan corporation (38-1776252); URS Corporation Group Consultants, a New York corporation, (11-1980241); URS Corporation -- Maryland, a Maryland corporation (74-2444918); URS Corporation -- Ohio, a Ohio corporation (34-0939859); URS Corporation Southern, a California corporation (59-2087895); URS Group, Inc., a Delaware corporation (94-3077384); URS Holdings, Inc., a Delaware corporation (95-4316617); URS International, Inc., a Delaware corporation (94-3128864); Lear Siegler Services, Inc., a Delaware corporation (27-0031024); URS Operating Services, Inc., a Delaware corporation (94-3216333); EG&G Defense Materials, Inc., a Utah corporation (87-0468639); and EG&G Technical Services, Inc., a Delaware corporation (51-0391628).
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(footnotes from previous page)

(1) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(2) Calculated pursuant to Rule 457(o) of the Securities Act of 1933.
(3) Subject to note 7 below, there is being registered hereunder an indeterminate number of shares of common stock and preferred stock of the registrant as may be sold from time to time by the registrant. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities issued under this registration statement.
(4) Subject to note 7 below, there is being registered hereunder an indeterminate number of depositary shares of the registrant as may be sold from time to time by the registrant. Such depositary shares will be evidenced by depositary receipts issued pursuant to a deposit agreement. Pursuant to Rule 457(i) under the Securities Act, the depositary shares being registered hereunder include such indeterminate number of depositary shares as may be issuable upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities issued under this registration statement.
(5) Subject to note 7 below, there is being registered hereunder an indeterminate number of warrants of the registrant to purchase common stock, preferred stock, depositary shares or debt securities of one or more series. Pursuant to Rule 457(i) under the Securities Act, the warrants being registered hereunder include such indeterminate number of warrants as may be issuable upon conversion or exchange of any preferred stock, depositary shares or debt securities issued under this registration statement.
(6) Subject to note 7 below, there is being registered hereunder an indeterminate principal amount of debt securities of the registrant as may be sold from time to time by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount at maturity as shall result in aggregate gross proceeds to the registrant not to exceed $75 million, less the gross proceeds attributable to any securities previously issued pursuant to this registration statement. Pursuant to Rule 457(i) under the Securities Act, the debt securities being registered hereunder include such indeterminate principal amount of debt securities as may be issuable upon conversion or exchange of warrants issued under this registration statement.
(7) In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $75 million, excluding accrued interest, if any, on any debt securities issued under this registration statement. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer of sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 23, 2003

PROSPECTUS

                                  $250,000,000

                                URS CORPORATION
                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                    WARRANTS
                                DEBT SECURITIES

     From time to time, we may sell common stock, preferred stock, warrants and/or debt securities with a total value of up to $75 million. Any preferred stock that we sell may be sold as shares of preferred stock or represented by depositary shares. Our payment obligations under any series of debt securities may be guaranteed on a joint and several basis by one or more of the co-registrants.

     We will provide specific terms of these offerings and securities in supplements to this prospectus, including whether the debt securities are guaranteed by certain of our subsidiaries. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

     The selling stockholders identified in this prospectus may sell up to $175,000,000 in aggregate initial offering price of our common stock in connection with this prospectus. Unless otherwise provided in a prospectus supplement, we do not expect to receive any proceeds from the sale of the shares by any selling stockholder. In the prospectus supplement relating to sales by selling stockholders, we will identify each selling stockholder and the number of shares of our common stock that each selling stockholder will be selling.

     Our common stock is traded on the New York Stock Exchange under the symbol "URS." On July 22, 2003, the last reported sale price for our common stock, as reported on the New York Stock Exchange, was $20.23 per share.

                             ---------------------

     INVESTING IN OUR SECURITIES INVOLVES RISKS.   SEE THE SECTION ENTITLED
"RISK FACTORS" CONTAINED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

     THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                             ---------------------

     The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is July   , 2003.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................
URS Corporation.............................................    1
The Securities We May Offer.................................    1
Risk Factors................................................    4
Special Note Regarding Forward Looking Statements...........    4
Ratio of Earnings to Fixed Charges..........................    6
Use of Proceeds.............................................    6
Description of Capital Stock................................    6
Description of Depositary Shares............................    9
Description of Warrants.....................................   11
Description of Debt Securities..............................   14
Legal Ownership of Securities...............................   20
Selling Stockholders........................................   23
Plan of Distribution........................................   24
Legal Matters...............................................   25
Experts.....................................................   25
Where You Can Get More Information..........................   26
Incorporation of Certain Documents by Reference.............   26

     You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may offer from time to time any combination of securities described in this prospectus in one or more offerings up to a total amount of $75 million, and our selling stockholders may sell up to $175 million in aggregate initial offering price of our common stock. This prospectus provides you with a general description of the securities we and our selling stockholders may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

                                URS CORPORATION

OVERVIEW

     We are one of the largest professional engineering firms in the United States. We provide a comprehensive range of professional planning, design, program and construction management and operations and maintenance services to local, state and federal government agencies and large private sector clients through a network of approximately 240 principal offices and contract-specific job sites in all 50 states and over 20 foreign countries.

     We are incorporated in Delaware and our principal corporate office is located at 600 Montgomery Street, 25th Floor, San Francisco, California 94111-2727. Our telephone number is (415) 774-2700. Information contained on our Web site does not constitute part of this prospectus. References in the prospectus to "URS," "we," "our," "us" and the "Company" refer to URS Corporation, a Delaware corporation and its subsidiaries.

                          THE SECURITIES WE MAY OFFER

     We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities with a total value of up to $75 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. In addition, the selling stockholders identified in this prospectus may sell up to $175 million in aggregate initial offering price of our common stock under this prospectus. Any preferred stock that we may offer may be offered either as shares of preferred stock or be represented by depositary shares. This prospectus provides you with a general description of the securities we or any selling stockholders may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

     - designation or classification;

     - aggregate principal amount or aggregate offering price;

     - maturity;

     - original issue discount, if any;

     - rates and times of payment of interest or dividends, if any;

     - redemption, conversion, exchange or sinking fund terms, if any;

     - conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

     - ranking;

     - restrictive covenants, if any;

     - voting or other rights, if any; and

     - important federal income tax considerations.

     The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

     THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

     - the names of those agents or underwriters;

     - applicable fees, discounts and commissions to be paid to them;

     - details regarding over-allotment options, if any; and

     - the net proceeds to us.

COMMON STOCK

     We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

PREFERRED STOCK

     We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 3,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. As of the date of this prospectus, there are no shares of preferred stock outstanding.

     We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

DEPOSITARY SHARES

     We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

     Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. In this prospectus, we have summarized certain general features of the depositary shares. We urge you, however, to read the prospectus supplements related to any depositary shares being sold, as well as the complete deposit agreement and depositary receipt. A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

WARRANTS

     We may issue warrants for the purchase of common stock, preferred stock, depositary shares and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock, depositary shares and/or debt securities, and the warrants may be attached to or separate from those securities.

     The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock, depositary shares and debt securities have been filed as exhibits to the registration statement of which this prospectus is a part, and complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

DEBT SECURITIES

     We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

     The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

                                  RISK FACTORS

     Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "RISK FACTORS" contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, which are incorporated herein by reference in their entirety (the "URS Risk Factors").

     Investment in our securities involves risks. You should consider carefully the URS Risk Factors, as well as other information in this prospectus and any prospectus supplement before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the filings incorporated into this prospectus by reference contain forward-looking statements within the meaning of Section 17A of the Securities Act and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are subject to the "safe harbor" created by those sections. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "anticipates," "believes," "continue," "estimates," "expects," "intends," "may," "opportunity," "plans," "potential," "predicts," or "will," the negative of these words or words of similar import. Similarly, statements that describe our reserves and our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended subsequent to our filing of such Annual Report on Form 10-K with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business, and so are or will be, as applicable, subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, the following:

     - our substantial indebtedness, which could adversely affect our financial condition;

     - our ability to generate or borrow enough cash to service our debt, which could result in bankruptcy or otherwise impair our ability to maintain sufficient liquidity to continue our operations;

     - our ability to service our debt if our subsidiaries do not make sufficient distributions to us;

     - restrictive covenants in our senior secured credit facility and the indentures relating to our outstanding notes and our other outstanding indebtedness, which may restrict our ability to pursue business strategies;

     - adverse effects associated with the current economic downturn, which could cause our revenues to decline and our financial condition to deteriorate;

     - the successful integration of the businesses of Carlyle-EG&G Holdings Corp. and Lear Siegler Services, Inc. (collectively, "EG&G"), which we acquired in August 2002, as failure to so integrate will prevent us from achieving the anticipated cost savings and other benefits on which our decision to consummate the EG&G acquisition was based;

     - any disruption in government funding or in our relationship with government agencies from which we derive a substantial portion of our revenues, as any such disruption could adversely affect our business with these agencies and cause our revenues to suffer;

     - any deemed violation of procurement rules and regulations or other public sector liabilities to which we are subject as a government contractor, which could lead to fines or penalties or a loss of business;

     - the unexpected termination of our government contracts at any time prior to their completion, which may result in a reduction of our backlog or direct losses on partially completed government projects;

     - unexpected terminations of all or some of our backlog of orders, which could negatively affect our anticipated revenues;

     - any negative government audit, which could adversely result in an adjustment of our revenues and cost, impair our reputation and result in civil and criminal penalties;

     - any inability to estimate accurately our costs in performing services for our clients, which could cause us to have low profit margins or incur losses;

     - any incurrence of substantial costs of compliance with, or liabilities under, environmental laws and regulations;

     - changes in environmental laws, regulations and programs that could reduce demand for our environmental services and in turn impact our revenues;

     - any inadequacy of our insurance to cover any significant liability for damages due to legal proceedings;

     - any failure to attract and retain key professional personnel, which could impair our ability to provide services to our clients and otherwise conduct our business effectively;

     - our ability to compete successfully in our industry;

     - risks associated with our international operations, which could adversely affect the results from these operations and our overall business;

     - failure to successfully integrate our new accounting and project management systems, which could impair our cash flows and cause us to incur further costs to integrate or upgrade our systems;

     - the fact that ownership of our common stock is concentrated among a few of our major stockholders, who could act in concert to take actions that favor their own personal interests to the detriment of our interests and those of our other stockholders; and

     - negotiations with labor unions and possible work actions, which could divert management attention and disrupt operations, and new collective bargaining agreements or amendments to agreements that could increase our labor costs and operating expenses.

     Because the risks and uncertainties referred to above, as well as the risk factors incorporated by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for URS for each of the periods indicated is as follows:

                                                       YEAR ENDED OCTOBER 31,          SIX MONTHS
                                                  --------------------------------       ENDED
                                                  1998   1999   2000   2001   2002   APRIL 30, 2003
                                                  ----   ----   ----   ----   ----   --------------
Ratio of earnings to fixed charges..............  3.1x   2.0x   1.7x   1.8x   1.8x        1.6x

     The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, fixed charges consist of interest expense, the amortization of debt discount, preferred stock dividends, and such portion of rental expense that is attributable to interest expense. Earnings consist of income before taxes plus fixed charges (excluding preferred stock dividends).

                                USE OF PROCEEDS

     Unless otherwise provided in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities under this prospectus for our general corporate purposes.

     Unless otherwise provided in a prospectus supplement, we do not expect to receive any proceeds from the sale of our common stock by the selling stockholders.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and 3,000,000 shares of preferred stock, par value $0.01 per share. Of the 50,000,000 shares of common stock authorized, 32,578,171 shares were outstanding as of July 18, 2003 and 8,603,452 shares have been reserved for issuance under our incentive plans and employee stock purchase plan. None of the preferred stock was outstanding as of July 18, 2003.

COMMON STOCK

     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

     The outstanding shares of our common stock are legally issued, fully paid and nonassessable. The common stock does not have any preemptive, subscription or conversion rights. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

PREFERRED STOCK

     Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 3,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. As of the date of this prospectus, there are no shares of preferred stock outstanding.

     The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

     Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

     - the title and stated value;

     - the number of shares we are offering;

     - the liquidation preference per share;

     - the purchase price per share;

     - the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

     - whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

     - our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

     - the procedures for any auction and remarketing, if any;

     - the provisions for a sinking fund, if any;

     - the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

     - any listing of the preferred stock on any securities exchange or market;

     - whether the preferred stock will be convertible into our common stock or other securities, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

     - whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

     - voting rights, if any, of the preferred stock;

     - preemption rights, if any;

     - restrictions on transfer, sale or other assignment, if any;

     - whether interests in the preferred stock will be represented by depositary shares;

     - a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

     - the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

     - any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

     - any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

     When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

     Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

REGISTRATION RIGHTS

     Certain holders of shares of our common stock are entitled to certain rights with respect to registration of those shares under the Securities Act. If we propose to register any of our securities under the Securities Act, either for our own account or for the account of others, the holders of these shares are entitled to notice of the registration and are entitled to include, at our expense, their shares of common stock in the registration and any related underwriting, provided, among other conditions, that the underwriters may limit the number of shares to be included in the registration. In addition, the holders of these shares may require us, at our expense and subject to certain limitations, to file a registration statement under the Securities Act with respect to their shares of common stock, and we will be required to use our best efforts to effect the registration.

ANTI-TAKEOVER PROVISIONS

     Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless before the date that the person became an "interested stockholder," the board of directors approved either the "business combination" or the transaction which makes the person an "interested stockholder," or after the date that the person became an "interested stockholder," the business combination is approved by our board of directors and the vote of at least 66 2/3% of our outstanding voting stock that is not owned by the "interested stockholder." Generally, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who either owns 15% or more of our outstanding voting stock or, together with affiliates and associates, owns or, within three prior years, did own, 15% or more of our outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in our control.

     By-law and Certificate of Incorporation Provisions. Our by-laws provide that special meetings of our stockholders may be called only by our president, by the board of directors pursuant to a written request of a majority of the board of directors or by a written request of stockholders owning at least 20% of our outstanding capital stock entitled to vote. Our certificate of incorporation also specifies that the board of directors may alter, amend or repeal our by-laws by resolution of a majority of the board of directors and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. These and other provisions contained in our certificate of incorporation and by-laws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

LISTING ON THE NEW YORK STOCK EXCHANGE

     Our common stock is listed on the New York Stock Exchange under the symbol "URS."

                        DESCRIPTION OF DEPOSITARY SHARES

     We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

     The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

     The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

FORM

     Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

     If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

WITHDRAWAL OF UNDERLYING PREFERRED STOCK

     Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

REDEMPTION OF DEPOSITARY SHARES

     If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

VOTING

     Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

CONVERSION OF PREFERRED STOCK

     If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder's depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

CHARGES OF DEPOSITARY

     We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary shares or persons other than ourselves who may deposit any underlying preferred stock with the depositary.

REPORTS

     The depositary will forward to holders of depositary receipts all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

LIMITATION ON LIABILITY

     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counselor accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                            DESCRIPTION OF WARRANTS

     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock, depositary shares and/or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock, depositary shares and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

     We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We have filed forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term "warrant agreement" to refer to any of these warrant agreements. We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

     The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

     GENERAL

     We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

     - the offering price and the aggregate number of warrants offered;

     - the currencies in which the warrants are being offered;

     - the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

     - the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

     - the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

     - the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

     - the terms of any rights to redeem or call the warrants;

     - the date on which the right to exercise the warrants begins and the date on which such right expires;

     - federal income tax consequences of holding or exercising the warrants;
       and

     - any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

     If warrants for the purchase of common stock, preferred stock or depositary shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:

     - the offering price and the aggregate number of warrants offered;

     - the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

     - the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

     - the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock or depositary shares;

     - the number of shares of common stock or preferred stock or depositary shares that can be purchased if a holder exercises the warrant and the price at which such common stock, preferred stock or depositary shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

     - the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

     - the date on which the right to exercise the warrants begins and the date on which that right expires;

     - federal income tax consequences of holding or exercising the warrants;
       and

     - any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock, preferred stock or depositary shares will be in registered form only.

     A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under "-- Warrant Adjustments" below.

EXERCISE OF WARRANTS

     Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock, preferred stock or depositary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

     A holder of warrants may exercise them by following the general procedure outlined below:

     - delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

     - properly completing and signing the reverse side of the warrant certificate representing the warrants; and

     - delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

     If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock, preferred stock or depositary shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

AMENDMENTS AND SUPPLEMENTS TO THE WARRANT AGREEMENTS

     We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

WARRANT ADJUSTMENTS

     Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant or depositary share warrant will be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

     - issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

     - pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

     - issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

     - issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants, preferred stock warrants and depositary share warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock, preferred stock or depositary shares, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

     Except as stated above, the exercise price and number of securities covered by a common stock warrant, preferred stock warrant and depositary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

     Holders of common stock warrants, preferred stock warrants and depositary share warrants may have additional rights under the following circumstances:

     - certain reclassifications, capital reorganizations or changes of the common stock, preferred stock or depositary shares, as applicable;

     - certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock, preferred stock or depositary shares, as applicable; or

     - certain sales or dispositions to another entity of all or substantially all of our property and assets.

     If one of the above transactions occurs and holders of our common stock, preferred stock or depositary shares are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants, preferred stock warrants and depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

                         DESCRIPTION OF DEBT SECURITIES

     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

     We will issue the senior notes under the senior indenture, which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture, which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture.

     The indentures will be qualified under the Trust Indenture Act of 1939. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

     The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

GENERAL

     We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

     - the title;

     - the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

     - any limit on the amount that may be issued;

     - whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

     - the maturity date;

     - the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

     - whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

     - the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

     - whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

     - the terms of the subordination of any series of subordinated debt;

     - the place where payments will be payable;

     - restrictions on transfer, sale or other assignment, if any;

     - our right, if any, to defer payment of interest and the maximum length of any such deferral period;

     - the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

     - provisions for a sinking fund purchase or other analogous fund, if any;

     - the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

     - whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

      - incur additional indebtedness;

      - issue additional securities;

      - create liens;

      - pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

      - redeem capital stock;

      - place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

      - make investments or other restricted payments;

      - sell or otherwise dispose of assets;

      - enter into sale-leaseback transactions;

      - engage in transactions with stockholders and affiliates;

      - issue or sell stock of our subsidiaries; or

      - effect a consolidation or merger;

     - whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

     - a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

     - information describing any book-entry features;

     - the procedures for any auction and remarketing, if any;

     - the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

     - if other than dollars, the currency in which the series of debt securities will be denominated; and

     - any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

CONVERSION OR EXCHANGE RIGHTS

     We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

CONSOLIDATION, MERGER OR SALE

     The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

     If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

EVENTS OF DEFAULT UNDER THE INDENTURE

     The following are events of default under the indentures with respect to any series of debt securities that we may issue:

     - if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

     - if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

     - if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

     - if specified events of bankruptcy, insolvency or reorganization occur.

     If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

     The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

     Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

     - the direction so given by the holder is not in conflict with any law or the applicable indenture; and

     - subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

     A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

     - the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

     - the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

     - the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

     These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

     We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

MODIFICATION OF INDENTURE; WAIVER

     We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

     - to fix any ambiguity, defect or inconsistency in the indenture;

     - to comply with the provisions described above under "-- Consolidation, Merger or Sale";

     - to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

     - to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

     - to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

     - to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series;

     - to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

     - to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

     In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

     - extending the fixed maturity of the series of debt securities;

     - reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

     - reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

DISCHARGE

     Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

     - register the transfer or exchange of debt securities of the series;

     - replace stolen, lost or mutilated debt securities of the series;

     - maintain paying agencies;

     - hold monies for payment in trust;

     - recover excess money held by the debenture trustee;

     - compensate and indemnify the debenture trustee; and

     - appoint any successor trustee.

     In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

FORM, EXCHANGE AND TRANSFER

     We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

     At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

     Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

     We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

     If we elect to redeem the debt securities of any series, we will not be required to:

     - issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

     - register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

PAYMENT AND PAYING AGENTS

     Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

     We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check, which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

     All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

GOVERNING LAW

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

                         LEGAL OWNERSHIP OF SECURITIES

     We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

BOOK-ENTRY HOLDERS

     We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

     Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

     As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

STREET NAME HOLDERS

     We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

     For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

LEGAL HOLDERS

     Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

     For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice, even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders, but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS

     If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

     - how it handles securities payments and notices;

     - whether it imposes fees or charges;

     - how it would handle a request for the holders' consent, if ever required;

     - whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

     - how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

     - if the securities are global securities, how the depositary's rules and procedures will affect these matters.

GLOBAL SECURITIES

     A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

     Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all global securities issued under this prospectus.

     A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "-- Special Situations when a Global Security will be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

     If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES

     As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

     If securities are issued only as global securities, an investor should be aware of the following:

     - An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

     - An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

     - An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

     - An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

     - The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

     - The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

     - Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED

     In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

     A global security will terminate when the following special situations occur:

     - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

     - if we notify any applicable trustee that we wish to terminate that global security; or

     - if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

     The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

                              SELLING STOCKHOLDERS

     On August 22, 2002, we acquired all of the outstanding common shares of Carlyle-EG&G Holdings Corp. and Lear Siegler Services (collectively, "EG&G"), leading providers of operations and maintenance, logistics and technical services to the Department of Defense and other federal government agencies. In connection with the EG&G acquisition, we issued to the stockholders of EG&G, including Carlyle-EG&G, L.L.C. and EG&G Technical Services Holdings, L.L.C., 100,000 shares of our Series D Preferred Stock and 4,957,359 shares of our Common Stock. At a special meeting held on January 28, 2003, our stockholders approved the conversion of all outstanding shares of the Series D Preferred Stock into 2,106,674 shares of voting common stock. In order to induce EG&G to enter into the purchase agreement with us, we agreed to provide Carlyle-EG&G, L.L.C. and EG&G Technical Services Holdings, L.L.C. with certain registration rights.

     The following table sets forth certain information relating to the selling stockholders' beneficial ownership of shares of our common stock as of July 22, 2003. The information provided in the table below with respect to each selling stockholder has been obtained from that selling stockholder. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934. Unless otherwise noted, each group identified possesses sole voting and investment power with respect to shares.

                                                               SHARES OF
                                                              COMMON STOCK
SELLING STOCKHOLDER                                              OWNED
-------------------                                           ------------
TCG Holdings, L.L.C.(1).....................................   7,064,033

---------------

(1) The number of shares of outstanding common stock owned represents 5,264,807 shares of common stock held by Carlyle-EG&G, L.L.C. and 1,799,226 shares of common stock held by EG&G Technical Services Holdings, L.L.C. EG&G Technical Services Holdings, L.L.C. is the sole member of Carlyle-EG&G, L.L.C. The controlling members of EG&G Technical Services Holdings, L.L.C. consist of Carlyle Partners II, L.P., Carlyle SBC Partners II, L.P., Carlyle International Partners II, L.P., Carlyle International Partners III, L.P. and certain additional partnerships of which either TC Group, L.L.C. or one of its subsidiaries is the general partner (collectively, the "Carlyle Investment Partnerships") and certain investors with respect to which TC Group, L.L.C. or one of its subsidiaries exercises investment discretion and management. TC Group, L.L.C. exercises investment discretion and control over the shares held by the Carlyle Investment Partnerships through its capacity as the general partner of certain of the Carlyle Investment Partnerships or indirectly through its wholly-owned subsidiaries TC Group II, L.L.C. and TCG High Yield, L.L.C., each the general partner of certain of the Carlyle Investment Partnerships. TCG Holdings, L.L.C. is the sole managing member of TC Group, L.L.C. William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of shares of common stock beneficially owned by TCG Holdings, L.L.C. Such persons disclaim such beneficial ownership.

     The prospectus supplement relating to any shares of common stock offered by a selling stockholder will set forth the number of shares of common stock being offered for such selling stockholder's account as well as the number of such shares and the percentage of the class, if greater than one percent, to be owned by such selling stockholder after completion of the offering.

     All expenses incurred with the registration of shares of common stock owned by the selling stockholders will be borne by us; provided that, we will not be obligated to pay any underwriting fees, discounts, or commissions in connection with such registration.

                              PLAN OF DISTRIBUTION

     Both the selling stockholders and we may sell securities pursuant to this prospectus in or outside the United States (a) through underwriters or dealers,
(b) through agents or (c) directly to one or more purchasers, including our existing stockholders in a rights offering. The prospectus supplement relating to any offering of securities will include the following information:

     - the terms of the offering;

     - the names of any underwriters, dealers or agents;

     - the name or names of any managing underwriter or underwriters;

     - the purchase price of the securities from us;

     - the net proceeds to us from the sale of the securities;

     - any delayed delivery arrangements;

     - any underwriting discounts, commissions and other items constituting underwriters' compensation;

     - any initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any commissions paid to agents.

     We or any selling stockholder may distribute securities from time to time in one or more transactions at a fixed price or prices, which may be changed at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices.

SALES THROUGH UNDERWRITERS OR DEALERS

     If we or the selling stockholders use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we or the selling stockholders use dealers in the sale of securities, the selling stockholders and we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

DIRECT SALES AND SALES THROUGH AGENTS

     We or the selling stockholders may sell the securities directly. In this case, no underwriters or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We or the selling stockholders may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

     We or the selling stockholders may sell the securities through agents we or the selling stockholders designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

                                 LEGAL MATTERS

     The validity of the issuance of the securities offered hereby will be passed upon by Cooley Godward LLP, San Francisco, California.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended October 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated balance sheet of EG&G Technical Services, Inc. and Subsidiary as of December 28, 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended, incorporated in this prospectus by reference to our report on Form 8-K/A filed on November 5, 2002, have been audited by Ernst & Young LLP and have been so incorporated in reliance upon the report of Ernst & Young LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

     The consolidated balance sheet of Lear Siegler Services, Inc. and Subsidiaries as of December 31, 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended, incorporated in this prospectus by reference to our report on Form 8-K/A filed on November 5, 2002, have been audited by Ernst & Young LLP and have been so incorporated in reliance upon the report of Ernst & Young LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN GET MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following location of the SEC:

                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                              Washington, DC 20549

     You may also obtain copies of this information at prescribed rates by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, you can review copies of this information and the registration statement through the SEC's "EDGAR" (Electronic Data Gathering, Analysis and Retrieval) System, available on the SEC's website (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference is automatically updated and superseded if such information is contained in this prospectus, or information that we later file with the SEC modifies and replaces such information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

     We are incorporating by reference the following reports that we have filed with the SEC:

     - the annual report on Form 10-K for the year ended October 31, 2002;

     - the annual report on Form 10-K/A for the year ended October 31, 2002;

     - the quarterly reports on Form 10-Q for the periods ended January 31, 2003 and April 30, 2003;

     - the current reports on Form 8-K filed on May 2, 2003, January 31, 2003, December 23, 2002, November 15, 2002 and our current report on Form 8-K/A filed on November 5, 2002; and

     - the description of our common stock contained in our registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to URS Corporation, Attention: Corporate Secretary, URS Corporation, 600 Montgomery Street, 25th Floor, San Francisco, California 94111-4529, (415) 774-2700.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, all of which will be paid by the registrant, in connection with the offering of the securities being registered. All amounts are estimated, except the SEC Registration Fee:

SEC Registration Fee........................................  $ 20,226
Accounting Fees.............................................  $ 50,000
Legal Fees and Expenses.....................................  $150,000
Miscellaneous...............................................  $  9,774
Printing and Engraving......................................  $ 70,000
Total.......................................................  $300,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reasons of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     Our by-laws provide for our indemnification of our directors and officers to the fullest extent permitted by Delaware law and such right to indemnification shall continue as to a person who has ceased to be our director or officer and shall inure to the benefit of his or her heirs, executors and administrators. Our by-laws provide that every person will be indemnified against any and all judgments, fines, expenses including attorneys' fees, amounts paid in settling or otherwise disposing of threatened, pending or completed actions, suits or proceedings (including an action by or in the right of us, subject to certain conditions), whether by fact that he or she is or was our director or officer or is or was serving at our request as a director or officer of another corporation, subject in all instances to the requirements that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     We have purchased and maintain insurance to protect persons entitled to indemnification in accordance with our by-laws against liabilities asserted against or incurred by them in their capacity or arising out of their status.

     We have entered into agreements with our directors and certain of our officers, which provide for indemnification. These agreements, among other things, require us to indemnify the director or officer to the fullest extent permitted by Delaware law, including indemnification for attorneys' fees and all other costs, expenses and obligations paid or incurred by the director or officer in any action or proceeding, including any action by or in the right of the Company, arising out of the person's services as a director or officer of us or any other corporation, partnership, joint venture, employee benefit plan, trust or other enterprise to which the person provides services at our request. Delaware law permits such indemnification, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

     The underwriting agreement (Exhibit 1.1) will provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                      DESCRIPTION OF THE DOCUMENT
-------                     ---------------------------
 1.1        Form of Underwriting Agreement(1).
 4.1(i)     Certificate of Incorporation of URS Corporation, a Delaware
            corporation, filed as Exhibit 3.1 to the Annual Report on
            Form 10-K for the fiscal year ended October 31, 1991, and
            incorporated herein by reference.
 4.1(ii)    Bylaws of URS Corporation, a Delaware corporation, as
            amended, filed as Exhibit 3.2 to the Quarterly Report on
            Form 10-Q for the quarter ended July 31, 1999, and
            incorporated herein by reference.
 4.2(i)     Articles of Incorporation of Aman Environmental
            Construction, Inc., a California corporation ("Aman"), filed as Exhibit 3.2(i) to our Registration Statement on Form
            S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.2(ii)    Bylaws of Aman, filed as Exhibit 3.2(ii) to our Registration
            Statement on Form S-4/A (Commission File No. 333-101330),
            dated March 5, 2003, and incorporated herein by reference.
 4.3(i)     Articles of Incorporation of Banshee Construction Company,
            Inc., a California corporation ("Banshee"), filed as Exhibit
            3.3(1) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.3(ii)    Bylaws of Banshee, filed as Exhibit 3.3(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.4(i)     Articles of Incorporation of Cleveland Wrecking Company, a
            California corporation ("CWC"), filed as Exhibit 3.4(i) to our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.
 4.4(ii)    Bylaws of CWC, filed as Exhibit 3.4(ii) to our Registration
            Statement on Form S-4/A (Commission File No. 333-101330),
            dated March 5, 2003, and incorporated herein by reference.
 4.5(i)     Certificate of Formation of URS Resources, LLC, a Delaware
            limited liability company ("URS Resources"), filed as
            Exhibit 3.5(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.5(ii)    Limited Liability Company Agreement for URS Resources, filed as Exhibit 3.5(ii) to our Registration Statement on Form
            S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

EXHIBIT
NUMBER                      DESCRIPTION OF THE DOCUMENT
-------                     ---------------------------
 4.6(i)     Articles of Incorporation of O'Brien-Kreitzberg Inc., a
            California corporation ("O'Brien-Kreitzberg"), filed as
            Exhibit 3.6(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.6(ii)    Bylaws of O'Brien-Kreitzberg, filed as Exhibit 3.6(ii) to
            our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.
 4.7(i)     Certificate of Formation of Radian International LLC, a
            Delaware limited liability company ("Radian"), filed as
            Exhibit 3.7(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.7(ii)    Limited Liability Company Agreement for Radian, filed as
            Exhibit 3.7(ii) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.8(i)     Certificate of Incorporation of Signet Testing Laboratories,
            Inc. a Delaware corporation ("Signet"), filed as Exhibit
            3.8(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.8(ii)    Bylaws of Signet, filed as Exhibit 3.8(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.9(i)     Articles of Incorporation of URS Construction Services,
            Inc., a Florida corporation ("URS Construction"), filed as
            Exhibit 3.9(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.9(ii)    Bylaws of URS Construction, filed as Exhibit 3.9(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.10(i)    Certificate of Incorporation of URS Corporation, a Nevada
            corporation ("URS -- Nevada"), filed as Exhibit 3.10(i) to our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.
 4.10(ii)   Bylaws of URS -- Nevada, filed as Exhibit 3.10(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.11(i)    Certificate of Incorporation of URS Corporation Great Lakes,
            a Michigan corporation ("URS Great Lakes"), filed as Exhibit
            3.11(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.11(ii)   Bylaws of URS Great Lakes, filed as Exhibit 3.11(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.12(i)    Certificate of Incorporation of URS Corporation Group
            Consultants, a New York corporation ("UCGC"), filed as
            Exhibit 3.12(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.12(ii)   Bylaws of UCGC, filed as Exhibit 3.12(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.13(i)    Certificate of Incorporation of URS Corporation -- Maryland,
            a Maryland corporation ("URS -- Maryland"), filed as Exhibit
            3.13(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.13(ii)   Bylaws of URS -- Maryland, filed as Exhibit 3.13(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.14(i)    Certificate of Incorporation of URS Corporation -- Ohio, a
            Ohio corporation ("URS -- Ohio"), filed as Exhibit 3.14(i)
            to our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.
 4.14(ii)   Bylaws of URS -- Ohio, filed as Exhibit 3.14(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.

EXHIBIT
NUMBER                      DESCRIPTION OF THE DOCUMENT
-------                     ---------------------------
 4.15(i)    Articles of Incorporation of URS Corporation Southern, a
            California corporation ("UCS"), filed as Exhibit 3.15(i) to our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.
 4.15(ii)   Bylaws of UCS, filed as Exhibit 3.15(ii) to our Registration
            Statement on Form S-4/A (Commission File No. 333-101330),
            dated March 5, 2003, and incorporated herein by reference.
 4.16(i)    Certificate of Incorporation of URS Group, Inc., a Delaware
            corporation ("URS Group"), filed as Exhibit 3.16(i) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.16(ii)   Bylaws of URS Group, filed as Exhibit 3.16(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.17(i)    Certificate of Incorporation of URS Holdings, Inc., a
            Delaware corporation ("URS Holdings"), filed as Exhibit
            3.17(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.17(ii)   Bylaws of URS Holdings, filed as Exhibit 3.17(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.18(i)    Certificate of Incorporation of URS International, Inc., a
            Delaware corporation ("URS International"), filed as Exhibit
            3.18(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.18(ii)   Bylaws of URS International, filed as Exhibit 3.18(ii) to
            our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.
 4.19(i)    Certificate of Incorporation of Lear Siegler Services, Inc.,
            a Delaware corporation ("Lear Siegler"), filed as Exhibit
            3.19(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.19(ii)   Bylaws of Lear Siegler, filed as Exhibit 3.19(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.20(i)    Certificate of Incorporation of URS Operating Services,
            Inc., a Delaware corporation ("URS Operating Services"),
            filed as Exhibit 3.20(i) to our Registration Statement on
            Form S-4/A (Commission File No. 333-101330), dated March 5,
            2003, and incorporated herein by reference.
 4.20(ii)   Bylaws of URS Operating Services, filed as Exhibit 3.20(ii)
            to our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.
 4.21(i)    Certificate of Incorporation of EG&G Defense Materials,
            Inc., a Utah corporation ("EG&G Defense Materials"), filed as Exhibit 3.21(i) to our Registration Statement on Form
            S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.21(ii)   Bylaws of EG&G Defense Materials, filed as Exhibit 3.21(ii)
            to our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.
 4.22(i)    Certificate of Incorporation of EG&G Technical Services,
            Inc., a Delaware corporation ("EG&G Technical Services"),
            filed as Exhibit 3.22(i) to our Registration Statement on
            Form S-4/A (Commission File No. 333-101330), dated March 5,
            2003, and incorporated herein by reference.
 4.22(ii)   Bylaws of EG&G Technical Services, filed as Exhibit 3.22(ii)
            to our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.
 4.23       Specimen Common Stock Certificate, filed as an exhibit to
            our registration statement on Form S-1 or amendments
            thereto.
 4.24       Specimen Preferred Stock Certificate and Form of Certificate
            of Designations of Preferred Stock(1).
 4.25       Form of Senior Debt Indenture(1).
 4.26       Form of Subordinated Debt Indenture(1).

EXHIBIT
NUMBER                      DESCRIPTION OF THE DOCUMENT
-------                     ---------------------------
 4.27       Form of Deposit Agreement and Depositary Receipt(1).
 4.28       Form of Senior Note(1).
 4.29       Form of Subordinated Note(1).
 4.30       Form of Common Stock Warrant Agreement and Warrant
            Certificate(1).
 4.31       Form of Preferred Stock Warrant Agreement and Warrant
            Certificate(1).
 4.32       Form of Depositary Share Warrant Agreement and Warrant
            Certificate(1).
 4.33       Form of Debt Securities Warrant Agreement and Warrant
            Certificate(1).
 5.1        Form of Opinion of Cooley Godward LLP.
12.1        Statement of Computation of Ratio of Earnings to Fixed
            Charges.
23.1        Consent of PricewaterhouseCoopers LLP, Independent Public
            Accountants.
23.2        Consent of Ernst & Young LLP, Independent Public
            Accountants.
23.3        Consent of Ernst & Young LLP, Independent Public
            Accountants.
23.4        Consent of Cooley Godward LLP (reference is made to Exhibit
            5.1).
24.1        Power of Attorney. Reference is made to the signature page.
25.1        Statement of Eligibility of Trustee under the Senior Debt
            Indenture.
25.2        Statement of Eligibility of Trustee under the Subordinated
            Debt Indenture.

---------------

(1) To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities it offers, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on the 22nd day of July, 2003.

                                          URS CORPORATION

                                          By:     /s/ MARTIN M. KOFFEL
                                            ------------------------------------
                                                      Martin M. Koffel
                                             Chief Executive Officer, President
                                                             and
                                             Chairman of the Board of Directors

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

            /s/ MARTIN M. KOFFEL                              /s/ KENT P. AINSWORTH
--------------------------------------------       --------------------------------------------
              Martin M. Koffel                                  Kent P. Ainsworth
   Chief Executive Officer, President and                   Executive Vice President,
           Chairman of the Board                      Chief Financial Officer and Secretary
       (Principal Executive Officer)               (Principal Financial and Accounting Officer)




            /s/ RICHARD C. BLUM                               /s/ RICHARD B. MADDEN
--------------------------------------------       --------------------------------------------
              Richard C. Blum                                   Richard B. Madden
         Vice-Chairman of the Board                                  Director




         /s/ ARMEN DER MARDEROSIAN                             /s/ GEORGE R. MELTON
--------------------------------------------       --------------------------------------------
           Armen Der Marderosian                                 George R. Melton
                  Director                                           Director




/s/ ADMIRAL S. ROBERT FOLEY, JR. USN (RET.)                     /s/ JOHN D. ROACH
--------------------------------------------       --------------------------------------------
  Admiral S. Robert Foley, Jr. USN (Ret.)                         John D. Roach
                  Director                                           Director

            /s/ MICKEY P. FORET                              /s/ IRWIN L. ROSENSTEIN
--------------------------------------------       --------------------------------------------
              Mickey P. Foret                                  Irwin L. Rosenstein
                  Director                                           Director

            /s/ MARIE L. KNOWLES                               /s/ WILLIAM D. WALSH
--------------------------------------------       --------------------------------------------
              Marie L. Knowles                                   William D. Walsh
                  Director                                           Director

           /s/ JOSEPH E. LIPSCOMB
--------------------------------------------
             Joseph E. Lipscomb
                  Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covina, state of California, on the 22nd day of July, 2003.

                                          AMAN ENVIRONMENTAL CONSTRUCTION, INC.

                                          By:      /s/ STEVEN M. AMAN
                                            ------------------------------------
                                                       Steven M. Aman
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.


             /s/ STEVEN M. AMAN                                 /s/ JEFFREY KISSEL
--------------------------------------------       --------------------------------------------
               Steven M. Aman                                     Jeffrey Kissel
           President and Director                      Chief Financial Officer and Director
       (Principal Executive Officer)               (Principal Financial and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covina, state of California, on the 22nd day of July, 2003.

                                          BANSHEE CONSTRUCTION COMPANY, INC.

                                          By:     /s/ MICHAEL T. OREAR
                                            ------------------------------------
                                                      Michael T. Orear
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.


                            /s/ MICHAEL T. OREAR
             ------------------------------------------------------
                                Michael T. Orear
                             President and Director
                         (Principal Executive Officer)

                            /s/ THOMAS W. BISHOP
             ------------------------------------------------------
                                Thomas W. Bishop
                                    Director

                              /s/ DAVID MORGAN
             ------------------------------------------------------
                                  David Morgan
                  Chief Financial Officer (Principal Financial
                            and Accounting Officer)

                             /s/ STEVEN M. AMAN
             ------------------------------------------------------
                                 Steven M. Aman
                                    Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covina, state of California, on the 22nd day of July, 2003.

                                          CLEVELAND WRECKING COMPANY

                                          By:      /s/ JAMES SHERIDAN
                                            ------------------------------------
                                                       James Sheridan
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.


                             /s/ JAMES SHERIDAN
             ------------------------------------------------------
                                 James Sheridan
                             President and Director
                         (Principal Executive Officer)

                             /s/ RITA ARMSTRONG
             ------------------------------------------------------
                                 Rita Armstrong
                      Chief Financial Officer and Director
                  (Principal Financial and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on the 22nd day of July, 2003.

                                          URS RESOURCES, LLC

                                          By:     /s/ THOMAS W. BISHOP
                                            ------------------------------------
                                                      Thomas W. Bishop
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.


                            /s/ THOMAS W. BISHOP
             ------------------------------------------------------
                                Thomas W. Bishop
                          President and Representative
                                 of the Member
                         (Principal Executive Officer)

                             /s/ JEFFREY KISSEL
             ------------------------------------------------------
                                 Jeffrey Kissel
                   Chief Financial Officer and Representative
                                 of the Member
                  (Principal Financial and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on the 22nd day of July, 2003.

                                          O'BRIEN-KREITZBERG INC.

                                          By:     /s/ THOMAS W. BISHOP
                                            ------------------------------------
                                                      Thomas W. Bishop
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

                            /s/ THOMAS W. BISHOP
------------------------------------------------------
                                Thomas W. Bishop
                             President and Director
                         (Principal Executive Officer)

                          /s/ PAUL C. BALDWIN, JR.
------------------------------------------------------
                              Paul C. Baldwin, Jr.
                       Senior Vice President and Director

                             /s/ JEFFREY KISSEL
------------------------------------------------------
                                 Jeffrey Kissel
                     Chief Financial Officer and Secretary
                  (Principal Financial and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 22nd day of July, 2003.

                                          RADIAN INTERNATIONAL LLC

                                          By:    /s/ WILLIAM E. CORBETT
                                            ------------------------------------
                                                     William E. Corbett
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

                           /s/ WILLIAM E. CORBETT
------------------------------------------------------
                               William E. Corbett
                             President and Director
                         (Principal Executive Officer)

                             /s/ JOSEPH MASTERS
------------------------------------------------------
                                 Joseph Masters
                Vice President and Representative of the Member

                             /s/ DAVID C. NELSON
------------------------------------------------------
                                David C. Nelson
                          Vice President and Treasurer
                  (Principal Financial and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 22nd day of July, 2003.

                                          SIGNET TESTING LABORATORIES, INC.

                                          By:      /s/ JEFFREY KISSEL
                                            ------------------------------------
                                                       Jeffrey Kissel
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

                             /s/ JEFFERY KISSEL
------------------------------------------------------
                                 Jeffery Kissel
                                   President

                           /s/ IRWIN L. ROSENSTEIN
------------------------------------------------------
                              Irwin L. Rosenstein
                                    Director

                             /s/ JOSEPH MASTERS
------------------------------------------------------
                                 Joseph Masters
                                    Director

                                /s/ JOHN KUHN
------------------------------------------------------
                                   John Kuhn
                            Chief Financial Officer

                            /s/ KENT P. AINSWORTH
------------------------------------------------------
                               Kent P. Ainsworth
                                    Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 22nd day of July, 2003.

                                          URS CONSTRUCTION SERVICES, INC.

                                          By:    /s/ IRWIN L. ROSENSTEIN
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

                           /s/ IRWIN L. ROSENSTEIN
------------------------------------------------------
                              Irwin L. Rosenstein
                             President and Director
                         (Principal Executive Officer)

                             /s/ JOSEPH MASTERS
------------------------------------------------------
                                 Joseph Masters
                          Vice President and Director

                            /s/ KENT P. AINSWORTH
------------------------------------------------------
                               Kent P. Ainsworth
                   Executive Vice President, Chief Financial
                              Officer and Director
                  (Principal Financial and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 22nd day of July, 2003.

                                          URS CORPORATION

                                          By:    /s/ IRWIN L. ROSENSTEIN
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

                           /s/ IRWIN L. ROSENSTEIN
------------------------------------------------------
                              Irwin L. Rosenstein
                             President and Director
                         (Principal Executive Officer)

                          /s/ WILLIAM A. STEVENSON
------------------------------------------------------
                              William A. Stevenson
                       Senior Vice President and Director

                            /s/ KENT P. AINSWORTH
------------------------------------------------------
                               Kent P. Ainsworth
                   Executive Vice President, Chief Financial
                              Officer and Director
                  (Principal Financial and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 22nd day of July, 2003.

                                          URS CORPORATION GREAT LAKES

                                          By:    /s/ IRWIN L. ROSENSTEIN
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

                           /s/ IRWIN L. ROSENSTEIN
------------------------------------------------------
                              Irwin L. Rosenstein
                             President and Director
                         (Principal Executive Officer)

                           /s/ JAMES R. LINTHICUM
------------------------------------------------------
                               James R. Linthicum
                                    Director

                            /s/ KENT P. AINSWORTH
------------------------------------------------------
                               Kent P. Ainsworth
                   Executive Vice President, Chief Financial
                              Officer and Director
                  (Principal Financial and Accounting Officer)

                          /s/ WILLIAM A. STEVENSON
------------------------------------------------------
                              William A. Stevenson
                       Senior Vice President and Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 22nd day of July, 2003.

                                          URS CORPORATION GROUP CONSULTANTS

                                          By:    /s/ IRWIN L. ROSENSTEIN
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

                           /s/ IRWIN L. ROSENSTEIN
             ------------------------------------------------------
                              Irwin L. Rosenstein
                             President and Director
                         (Principal Executive Officer)

                            /s/ FRANCIS J. GERAN
             ------------------------------------------------------
                                Francis J. Geran
                       Senior Vice President and Director

                             /s/ JOSEPH MASTERS
             ------------------------------------------------------
                                 Joseph Masters
                          Vice President and Director

                            /s/ KENT P. AINSWORTH
             ------------------------------------------------------
                               Kent P. Ainsworth
               Executive Vice President, Chief Financial Officer
                                  and Director
                  (Principal Financial and Accounting Officer)

                             /s/ MARVIN J. BLOOM
             ------------------------------------------------------
                                Marvin J. Bloom
                       Senior Vice President and Director

                            /s/ THOMAS J. CLANCY
             ------------------------------------------------------
                                Thomas J. Clancy
                          Vice President and Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 22nd day of July, 2003.

                                          URS CORPORATION -- MARYLAND

                                          By:    /s/ IRWIN L. ROSENSTEIN
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

                           /s/ IRWIN L. ROSENSTEIN
             ------------------------------------------------------
                              Irwin L. Rosenstein
                             President and Director
                         (Principal Executive Officer)

                             /s/ JERRY L. GLASS
             ------------------------------------------------------
                                 Jerry L. Glass
                                    Director
                            /s/ KENT P. AINSWORTH
             ------------------------------------------------------
                               Kent P. Ainsworth
               Executive Vice President, Chief Financial Officer
                                  and Director
                  (Principal Financial and Accounting Officer)

                          /s/ WILLIAM A. STEVENSON
             ------------------------------------------------------
                              William A. Stevenson
                                    Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 22nd day of July, 2003.

                                          URS CORPORATION -- OHIO

                                          By:    /s/ IRWIN L. ROSENSTEIN
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

                           /s/ IRWIN L. ROSENSTEIN
             ------------------------------------------------------
                              Irwin L. Rosenstein
                             President and Director
                         (Principal Executive Officer)

                           /s/ JAMES R. LINTHICUM
             ------------------------------------------------------
                               James R. Linthicum
                          Vice President and Director
                            /s/ KENT P. AINSWORTH
             ------------------------------------------------------
                               Kent P. Ainsworth
               Executive Vice President, Chief Financial Officer
                                  and Director
                  (Principal Financial and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 22nd day of July, 2003.

                                          URS CORPORATION SOUTHERN

                                          By:    /s/ IRWIN L. ROSENSTEIN
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

                           /s/ IRWIN L. ROSENSTEIN
             ------------------------------------------------------
                              Irwin L. Rosenstein
                             President and Director
                         (Principal Executive Officer)

                             /s/ JOSEPH MASTERS
             ------------------------------------------------------
                                 Joseph Masters
                          Vice President and Director
                            /s/ KENT P. AINSWORTH
             ------------------------------------------------------
                               Kent P. Ainsworth
               Executive Vice President, Chief Financial Officer
                                  and Director
                  (Principal Financial and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 22nd day of July, 2003.

                                          URS GROUP, INC.

                                          By:    /s/ IRWIN L. ROSENSTEIN
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

                           /s/ IRWIN L. ROSENSTEIN
             ------------------------------------------------------
                              Irwin L. Rosenstein
                             President and Director
                         (Principal Executive Officer)

                            /s/ PETER J. PEDALINO
             ------------------------------------------------------
                               Peter J. Pedalino
                    Vice President, Controller and Director
                            /s/ KENT P. AINSWORTH
             ------------------------------------------------------
                               Kent P. Ainsworth
               Executive Vice President, Chief Financial Officer
                                  and Director
                  (Principal Financial and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 22nd day of July, 2003.

                                          URS HOLDINGS, INC.

                                          BY:    /s/ IRWIN L. ROSENSTEIN
                                            ------------------------------------
                                                    IRWIN L. ROSENSTEIN
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

          /s/ IRWIN L. ROSENSTEIN                             /s/ KENT P. AINSWORTH
--------------------------------------------       --------------------------------------------
            Irwin L. Rosenstein                                 Kent P. Ainsworth
                 President                          Executive Vice President, Chief Financial
       (Principal Executive Officer)                                 Officer
                                                                   and Director
                                                   (Principal Financial and Accounting Officer)




            /s/ DAVID C. NELSON                                 /s/ JOSEPH MASTERS
--------------------------------------------       --------------------------------------------
              David C. Nelson                                     Joseph Masters
   Vice President, Treasurer and Director                  Vice President and Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 22nd day of July, 2003.

                                          URS OPERATING SERVICES, INC.

                                          By:    /s/ IRWIN L. ROSENSTEIN
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

          /s/ IRWIN L. ROSENSTEIN                             /s/ PETER J. PEDALINO
--------------------------------------------       --------------------------------------------
            Irwin L. Rosenstein                                 Peter J. Pedalino
           President and Director                    Vice President, Controller and Director
       (Principal Executive Officer)               (Principal Financial and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on the 22nd day of July, 2003.

                                          URS INTERNATIONAL, INC.

                                          By:    /s/ IRWIN L. ROSENSTEIN
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

          /s/ IRWIN L. ROSENSTEIN                             /s/ KENT P. AINSWORTH
--------------------------------------------       --------------------------------------------
            Irwin L. Rosenstein                                 Kent P. Ainsworth
   President(Principal Executive Officer)           Executive Vice President, Chief Financial
                                                               Officer and Director
                                                   (Principal Financial and Accounting Officer)




            /s/ JEAN-YVES PEREZ                                 /s/ JOSEPH MASTERS
--------------------------------------------       --------------------------------------------
              Jean-Yves Perez                                     Joseph Masters
   Executive Vice President and Director                   Vice President and Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 22nd day of July, 2003.

                                          EG&G TECHNICAL SERVICES, INC.

                                          By:     /s/ GEORGE R. MELTON
                                            ------------------------------------
                                                      George R. Melton
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

            /s/ GEORGE R. MELTON                                 /s/ WILLIAM NEEB
--------------------------------------------       --------------------------------------------
              George R. Melton                                     William Neeb
   President and Chief Executive Officer             Vice President, Chief Financial Officer,
       (Principal Executive Officer)                                Assistant
                                                        Treasurer and Assistant Secretary
                                                   (Principal Financial and Accounting Officer)




            /s/ DAVID C. NELSON                               /s/ KENT P. AINSWORTH
--------------------------------------------       --------------------------------------------
              David C. Nelson                                   Kent P. Ainsworth
        Vice President and Director                   Executive Vice President and Director




             /s/ JOSEPH MASTERS
--------------------------------------------
               Joseph Masters
        Vice President and Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 22nd day of July, 2003.

                                          EG&G DEFENSE MATERIALS, INC.

                                          By:     /s/ GEORGE R. MELTON
                                            ------------------------------------
                                                      George R. Melton
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

                            /s/ GEORGE R. MELTON
             ------------------------------------------------------
                                George R. Melton
                             President and Director
                         (Principal Executive Officer)

                           /s/ RANDALL A. WOTRING
             ------------------------------------------------------
                               Randall A. Wotring
                          Vice President and Director
                              /s/ WILLIAM NEEB
             ------------------------------------------------------
                                  William Neeb
                     Vice President, Treasurer and Director
                  (Principal Financial and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 22nd day of July, 2003.

                                          LEAR SIEGLER SERVICES, INC.

                                          By:     /s/ GEORGE R. MELTON
                                            ------------------------------------
                                                      George R. Melton
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22nd DAY OF JULY, 2003.

                            /s/ GEORGE R. MELTON
             ------------------------------------------------------
                                George R. Melton
                     President and Chief Executive Officer
                         (Principal Executive Officer)

                             /s/ DAVID C. NELSON
             ------------------------------------------------------
                                David C. Nelson
                          Vice President and Director

                             /s/ JOSEPH MASTERS
             ------------------------------------------------------
                                 Joseph Masters
                          Vice President and Director
                              /s/ WILLIAM NEEB
             ------------------------------------------------------
                                  William Neeb
               Vice President, Chief Financial Officer, Assistant
                       Treasurer and Assistant Secretary
                  (Principal Financial and Accounting Officer)

                            /s/ KENT P. AINSWORTH
             ------------------------------------------------------
                               Kent P. Ainsworth
                     Executive Vice President and Director

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                        DESCRIPTION OF DOCUMENT
-------                       -----------------------
 1.1        Form of Underwriting Agreement(1).
 4.1(i)     Certificate of Incorporation of URS Corporation, a Delaware
            corporation, filed as Exhibit 3.1 to the Annual Report on
            Form 10-K for the fiscal year ended October 31, 1991, and
            incorporated herein by reference.
 4.1(ii)    Bylaws of URS Corporation, a Delaware corporation, as
            amended, filed as Exhibit 3.2 to the Quarterly Report on
            Form 10-Q for the quarter ended July 31, 1999, and
            incorporated herein by reference.
 4.2(i)     Articles of Incorporation of Aman Environmental
            Construction, Inc., a California corporation ("Aman"), filed as Exhibit 3.2(i) to our Registration Statement on Form
            S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.2(ii)    Bylaws of Aman, filed as Exhibit 3.2(ii) to our Registration
            Statement on Form S-4/A (Commission File No. 333-101330),
            dated March 5, 2003, and incorporated herein by reference.
 4.3(i)     Articles of Incorporation of Banshee Construction Company,
            Inc., a California corporation ("Banshee"), filed as Exhibit
            3.3(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.3(ii)    Bylaws of Banshee, filed as Exhibit 3.(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.4(i)     Articles of Incorporation of Cleveland Wrecking Company, a
            California corporation ("CWC"), filed as Exhibit 3.4(i) to our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.
 4.4(ii)    Bylaws of CWC, filed as Exhibit 3.4(ii) to our Registration
            Statement on Form S-4/A (Commission File No. 333-101330),
            dated March 5, 2003, and incorporated herein by reference.
 4.5(i)     Certificate of Formation of URS Resources, LLC, a Delaware
            limited liability company ("URS Resources"), filed as
            Exhibit 3.5(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.5(ii)    Limited Liability Company Agreement for URS Resources, filed as Exhibit 3.5(ii) to our Registration Statement on Form
            S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.6(i)     Articles of Incorporation of O'Brien-Kreitzberg Inc., a
            California corporation ("O'Brien-Kreitzberg"), filed as
            Exhibit 3.6(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.6(ii)    Bylaws of O'Brien-Kreitzberg, filed as Exhibit 3.6(ii) to
            our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.
 4.7(i)     Certificate of Formation of Radian International LLC, a
            Delaware limited liability company ("Radian"), filed as
            Exhibit 3.7(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.7(ii)    Limited Liability Company Agreement for Radian, filed as
            Exhibit 3.7(ii) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.8(i)     Certificate of Incorporation of Signet Testing Laboratories,
            Inc. a Delaware corporation ("Signet"), filed as Exhibit
            3.8(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.8(ii)    Bylaws of Signet, filed as Exhibit 3.(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.9(i)     Articles of Incorporation of URS Construction Services,
            Inc., a Florida corporation ("URS Construction"), filed as
            Exhibit 3.9(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.9(ii)    Bylaws of URS Construction, filed as Exhibit 3.9(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.

EXHIBIT
NUMBER                        DESCRIPTION OF DOCUMENT
-------                       -----------------------
 4.10(i)    Certificate of Incorporation of URS Corporation, a Nevada
            corporation ("URS -- Nevada"), filed as Exhibit 3.10(i) to our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.
 4.10(ii)   Bylaws of URS -- Nevada, filed as Exhibit 3.10(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.11(i)    Certificate of Incorporation of URS Corporation Great Lakes,
            a Michigan corporation ("URS Great Lakes"), filed as Exhibit
            3.11(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.11(ii)   Bylaws of URS Great Lakes, filed as Exhibit 3.11(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.12(i)    Certificate of Incorporation of URS Corporation Group
            Consultants, a New York corporation ("UCGC"), filed as
            Exhibit 3.12(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.12(ii)   Bylaws of UCGC, filed as Exhibit 3.12(i) to our Registration
            Statement on Form S-4/A (Commission File No. 333-101330),
            dated March 5, 2003, and incorporated herein by reference.
 4.13(i)    Certificate of Incorporation of URS Corporation -- Maryland,
            a Maryland corporation ("URS -- Maryland"), filed as Exhibit
            3.13(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.13(ii)   Bylaws of URS -- Maryland, filed as Exhibit 3.13(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.14(i)    Certificate of Incorporation of URS Corporation -- Ohio, a
            Ohio corporation ("URS -- Ohio"), filed as Exhibit 3.14(i)
            to our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.
 4.14(ii)   Bylaws of URS -- Ohio, filed as Exhibit 3.14(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.15(i)    Articles of Incorporation of URS Corporation Southern, a
            California corporation ("UCS"), filed as Exhibit 3.15(i) to our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.
 4.15(ii)   Bylaws of UCS, filed as Exhibit 3.15(ii) to our Registration
            Statement on Form S-4/A (Commission File No. 333-101330),
            dated March 5, 2003, and incorporated herein by reference.
 4.16(i)    Certificate of Incorporation of URS Group, Inc., a Delaware
            corporation ("URS Group"), filed as Exhibit 3.16(i) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.16(ii)   Bylaws of URS Group, filed as Exhibit 3.16(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.17(i)    Certificate of Incorporation of URS Holdings, Inc., a
            Delaware corporation ("URS Holdings"), filed as Exhibit
            3.17(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.17(ii)   Bylaws of URS Holdings, filed as Exhibit 3.17(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.18(i)    Certificate of Incorporation of URS International, Inc., a
            Delaware corporation ("URS International"), filed as Exhibit
            3.18(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.18(ii)   Bylaws of URS International, filed as Exhibit 3.18(ii) to
            our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.

EXHIBIT
NUMBER                        DESCRIPTION OF DOCUMENT
-------                       -----------------------
 4.19(i)    Certificate of Incorporation of Lear Siegler Services, Inc.,
            a Delaware corporation ("Lear Siegler"), filed as Exhibit
            3.19(i) to our Registration Statement on Form S-4/A
            (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.19(ii)   Bylaws of Lear Siegler, filed as Exhibit 3.19(ii) to our
            Registration Statement on Form S-4/A (Commission File No.
            333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.20(i)    Certificate of Incorporation of URS Operating Services,
            Inc., a Delaware corporation ("URS Operating Services"),
            filed as Exhibit 3.20(i) to our Registration Statement on
            Form S-4/A (Commission File No. 333-101330), dated March 5,
            2003, and incorporated herein by reference.
 4.20(ii)   Bylaws of URS Operating Services, filed as Exhibit 3.20(ii)
            to our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.
 4.21(i)    Certificate of Incorporation of EG&G Defense Materials,
            Inc., a Utah corporation ("EG&G Defense Materials"), filed as Exhibit 3.21(i) to our Registration Statement on Form
            S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.
 4.21(ii)   Bylaws of EG&G Defense Materials, filed as Exhibit 3.21(ii)
            to our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.
 4.22(i)    Certificate of Incorporation of EG&G Technical Services,
            Inc., a Delaware corporation ("EG&G Technical Services"),
            filed as Exhibit 3.22(i) to our Registration Statement on
            Form S-4/A (Commission File No. 333-101330), dated March 5,
            2003, and incorporated herein by reference.
 4.22(ii)   Bylaws of EG&G Technical Services, filed as Exhibit 3.22(ii)
            to our Registration Statement on Form S-4/A (Commission File
            No. 333-101330), dated March 5, 2003, and incorporated
            herein by reference.
 4.23       Specimen Common Stock Certificate, filed as an exhibit to
            the our Registration Statement on Form S-1 or amendments
            thereto.
 4.24       Specimen Preferred Stock Certificate and Form of Certificate
            of Designations of Preferred Stock(1).
 4.25       Form of Senior Debt Indenture(1).
 4.26       Form of Subordinated Debt Indenture(1).
 4.27       Form of Deposit Agreement and Depositary Receipt(1).
 4.28       Form of Senior Note(1).
 4.29       Form of Subordinated Note(1).
 4.30       Form of Common Stock Warrant Agreement and Warrant
            Certificate(1).
 4.31       Form of Preferred Stock Warrant Agreement and Warrant
            Certificate(1).
 4.32       Form of Depositary Share Warrant Agreement and Warrant
            Certificate(1).
 4.33       Form of Debt Securities Warrant Agreement and Warrant
            Certificate(1).
 5.1        Form of Opinion of Cooley Godward LLP.
12.1        Statement of Computation of Ratio of Earnings to Fixed
            Charges.
23.1        Consent of PricewaterhouseCoopers LLP, Independent Public
            Accountants.
23.2        Consent of Ernst & Young LLP, Independent Public
            Accountants.
23.3        Consent of Ernst & Young LLP, Independent Public
            Accountants.
23.4        Consent of Cooley Godward LLP (reference is made to Exhibit
            5.1).
24.1        Power of Attorney. Reference is made to the signature page.

EXHIBIT
NUMBER                        DESCRIPTION OF DOCUMENT
-------                       -----------------------
25.1        Statement of Eligibility of Trustee under the Senior Debt
            Indenture.
25.2        Statement of Eligibility of Trustee under the Subordinated
            Debt Indenture.

---------------

(1) To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.